Exhibit 4.4

ALPHABET INC.,

as Company

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of [            ], 2016

to

BASE INDENTURE

Dated as of February 12, 2016

$[            ] 3.625% notes due 2021

$[            ] 3.375% notes due 2024

TABLE OF CONTENTS

		Page

Article I		1

Section 1.01	Definitions	1

Section 1.02	Rules of Construction	2

Article II		3

Section 2.01	Terms of the Notes	3

Article III		4

Section 3.01	Notice of Redemption	4

Section 3.02	Optional Redemption	4

Section 3.03	No Sinking Fund	4

Article IV		5

Section 4.01	Merger, Consolidation and Sale of Assets	4

Article V		5

Section 5.01	Conflict of Any Provision of Indenture with Trust Indenture Act	5

Section 5.02	Confirmation of Indenture	5

Section 5.03	Duplicate Originals	5

Section 5.04	New York Law to Govern	5

Section 5.05	No Adverse Interpretation of Other Agreements	5

Section 5.06	Successors and Assigns of Company Bound by Supplemental Indenture	5

Section 5.07	Severability	5

Section 5.08	Effect of Headings	6

Section 5.09	Trustee	6

Exhibit A — Form of 2021 Note

Exhibit B — Form of 2024 Note

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SUPPLEMENTAL INDENTURE NO. 1 (the “Supplemental Indenture”), [            ], 2016, between ALPHABET INC., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a base indenture, dated as of February 12, 2016 (the “Base Indenture,” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s debt securities to be issued from time to time in one or more series;

WHEREAS, in connection with the Company’s offers to exchange (the “Exchange Offers”) any and all validly tendered and accepted notes of certain series of outstanding notes (the “Google Notes”) issued by Google Inc., a Delaware corporation (“Google”), and a subsidiary of the Company, the Company desires to issue two new series of Securities, each of which series will have an interest rate and maturity date that are identical to the interest rate and maturity date of the applicable series of tendered Google Notes, as well as identical interest payment dates and optional redemption prices and will accrue interest from and including the most recent interest payment date of the applicable series of tendered Google Notes;

WHEREAS, pursuant to the Exchange Offers and terms of the Base Indenture, the Company desires to provide for the establishment of two series of its Securities, to be titled as its “3.625% Notes Due 2021” (the “2021 Notes”) and “3.375% Notes Due 2024” (the “2024 Notes,” and together with the 2021 Notes, the “Notes”) the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted, has duly authorized the issuance of up to $1,000,000,000 aggregate principal amount of the 2021 Notes and up to $1,000,000,000 aggregate principal amount of the 2024 Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect such issuance;

WHEREAS, the Company desires to enter into this First Supplemental Indenture pursuant to Section 14.01 of the Base Indenture to establish the terms of the Notes in accordance with Section 3.01 of the Base Indenture and to establish the form of the Notes in accordance with Sections 3.01(q), 2.01 and 3.03.

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture, when executed and delivered by the parties hereto, the legal, valid and binding obligation of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Base Indenture. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Article I of the Base Indenture.

“Comparable Treasury Issue” means, for any series of Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date and series of Notes to be redeemed, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and their respective successors, with respect to the 2021 Notes, and each of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, and their respective successors, with respect to the 2024 Notes, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case another Primary Treasury Dealer shall be substituted and (2) any other Primary Treasury Dealer we select.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date for each series of Notes, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the applicable series of Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

Section 1.02 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation”;

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(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(viii) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

In addition, to the extent that the terms of this Supplemental Indenture are inconsistent or conflict with the terms of the Base Indenture, then, for purposes of the Notes, the terms of this Supplemental Indenture shall apply to the extent of such inconsistency or conflict.

ARTICLE II

THE NOTES

Section 2.01 Terms of the Notes.

The following terms relate to the Notes:

(1) The 2021 Notes shall constitute a series of Notes having the title “3.625% Notes Due 2021”, and the 2024 Notes shall constitute a separate series of Notes having the title “3.375% Notes Due 2024”.

(2) The aggregate principal amount of the 2021 Notes (the “Initial 2021 Notes”) and the 2024 Notes (the “Initial 2024 Notes”) that may be initially authenticated and delivered under the Indenture shall be $[        ] for each series of Notes. The Company may from time to time, without the consent of the Holders of Notes, issue additional 2021 Notes (in any such case “Additional 2021 Notes”) and additional 2024 Notes (in any such case “Additional 2024 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2021 Notes and Initial 2024 Notes, as the case may be. Any Additional 2021 Notes and the Initial 2021 Notes and any Additional 2024 Notes and the Initial 2024, as the case may be, shall each constitute a single series under the Indenture and all references to the 2021 Notes shall include the Initial 2021 Notes and any Additional 2021 Notes, and all references to the 2024 Notes shall include the Initial 2024 Notes and any Additional 2024 Notes, unless the context otherwise requires; provided that such Additional 2021 Notes or Additional 2024 Notes shall be issued under one or more CUSIP numbers unless: (i) the Additional 2021 Notes or Additional 2024 Notes, as applicable, and the outstanding Initial 2021 Notes or Initial 2024 Notes, respectively, are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes; (ii) the Additional 2021 Notes or Additional 2024 Notes, as applicable, are issued pursuant to a “qualified reopening” of the Initial 2021 Notes or Initial 2024 Notes, respectively, for U.S. federal income tax purposes; or (iii) the Additional 2021 Notes or Additional 2024 Notes are, as applicable, and the outstanding Initial 2021 Notes or Initial 2024, respectively, were issued without original issue discount for U.S. federal income tax purposes. The aggregate principal amount of each of the Additional 2021 Notes and Additional 2024 Notes shall be unlimited.

(3) The entire Outstanding principal of the 2021 Notes and 2024 Notes shall be payable on May 19, 2021 and February 25, 2024, respectively.

(4) The rate at which the Notes shall bear interest shall be 3.625% per year for the 2021 Notes and 3.375% per year for the 2024 Notes. Interest on the 2021 Notes will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for on the existing 3.625% notes due 2021 issued by Google (the “existing 2021 Notes”), or if no interest has been paid or duly provided for, from and including May 19, 2011, the date on which Google issued the existing 2021 Notes, and is payable on May 19 and November 19 each year, beginning on the next interest payment date following the closing of the Exchange Offers. Interest on the 2024 Notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for on the 3.375% notes due 2024 issued by Google (the “existing 2024 Notes”), or if no interest has been paid or duly provided for, from and including February 25, 2014, the date on which Google issued the existing 2024

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Notes, and is payable on February 25 and August 25 each year, beginning on the next interest payment date following the closing of the Exchange Offers. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

Interest shall be paid to the Person in whose name the 2021 Note is registered at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date. Interest shall be paid to the Person in whose name the 2024 Note is registered at the close of business on the February 10 or August 10 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.

(5) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The Notes shall be substantially in the form attached hereto as Exhibit A (2021 Notes) and Exhibit B (2024 Notes), the terms of which are herein incorporated by reference. The Notes of each series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

(6) The Notes may be redeemed, in whole or in part, at the option of the Company at any time and from time to time, as provided in Section 3.02 hereof.

(9) The Notes will be general unsecured obligations of the Company and will be ranked equally among themselves.

(10) The Notes are not convertible into shares of common stock or other securities of the Company.

(11) The restrictive covenant set forth in Section 4.01 hereof shall be applicable to the Notes.

(12) The provisions of Article XII of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Article II.

ARTICLE III

OPTIONAL REDEMPTION; NO SINKING FUND

Section 3.01 Notice of Redemption.

The provisions of Article IV of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes with respect to this Article III.

Section 3.02 Optional Redemption.

The Notes of each series are redeemable at the Company’s option, at any time in whole or from time to time in part, by paying a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of that series to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 10 basis points, plus accrued and unpaid interest to the date of redemption.

Section 3.03 No Sinking Fund.

None of the 2021 Notes or 2024 Notes are entitled to the benefit of any sinking fund.

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ARTICLE IV

PARTICULAR COVENANT OF THE COMPANY

Section 4.01 Merger, Consolidation and Sale of Assets.

The Company may not consolidate with or merge into any other entity, or sell other than for cash or lease, all or substantially all its assets to another entity, and no entity may consolidate with or merge into the Company, unless:

(a) it will be the continuing entity in any merger or consolidation or the successor, transferee or lessee entity (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes the Company’s obligations to each holder and the Trustee under the Indenture and the Notes;

(b) immediately after such consolidation, merger, sale or lease, there exists no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default; and

(c) other conditions described in the Base Indenture are met.

ARTICLE V

MISCELLANEOUS

Section 5.01 Conflict of Any Provision of Indenture with Trust Indenture Act.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.

Section 5.02 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 5.03 Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 5.04 New York Law to Govern.

This Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State without regard to conflicts of laws principles thereof.

Section 5.05 No Adverse Interpretation of Other Agreements.

This Supplemental Indenture and the Base Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture or the Base Indenture.

Section 5.06 Successors and Assigns of Company Bound by Supplemental Indenture.

All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or in behalf of the Company shall bind their successors and assigns, whether so expressed or not. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained by or on behalf of the Trustee shall bind their successors and assigns, whether so expressed or not.

Section 5.07 Severability.

If any provision of this Supplemental Indenture shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 5.08 Effect of Headings.

The Article and Section headings in this Supplemental Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 5.09 Trustee.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are deemed to be those of the Company and not of the Trustee.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ALPHABET INC.,
as Company

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:	Authorized Signatory

EXHIBIT A

GLOBAL SECURITY

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ALPHABET INC.

3.625% Note due 2021

INITIAL PRINCIPAL AMOUNT: $

CUSIP:

No.: R-[1][2]

ALPHABET INC., a Delaware corporation (the “Company”, which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, the principal sum of [            ] ($[        ]) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on May 19, 2021, in the coin or currency of the United States, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for on the existing 3.625% Notes due 2021 issued by Google Inc. on May 19, 2011, or, if no interest has been paid or duly provided for, from and including May 19, 2011, semi-annually in arrears on May 19 and November 19 of each year, beginning on [May][November] 19, 2016, on said principal sum at said office or agency, in like coin or currency, at the rate of 3.625% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate on any overdue principal and premium and on any overdue installment of interest; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Register or by wire transfer as provided in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, ALPHABET INC. has caused this Note to be duly executed.

ALPHABET INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized signatory

REVERSE OF NOTE

ALPHABET INC.

3.625% Note due 2021

This Note is one of a duly authorized issue of securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of February 12, 2016 (the “Base Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee) as amended, supplemented, or otherwise modified by the Supplemental Indenture No. 1 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of [            ], 2016, between the Company and the Trustee, to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 3.625% Notes due 2021 of the Company, limited in aggregate principal amount to $[            ]; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for the issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Securities shall be issued under one or more separate CUSIP numbers unless: (i) the additional Securities and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes; (ii) the additional Securities are issued pursuant to a “qualified reopening” of the outstanding notes of the original series for U.S. federal income tax purposes; or (iii) the additional Securities are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes.

Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

In case an Event of Default (as defined in the Indenture) with respect to the 3.625% Notes due 2021 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series affected by such amendment voting separately; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment may not: (i) extend the Stated Maturity of the principal of, or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of the Holder’s right to convert or exchange any Security as may be provided in the Indenture; (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults hereunder and their consequences provided for in the Indenture; (iii) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (iv) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

It is also provided in the Indenture that, subject to certain conditions and exceptions, the Holders of a majority in aggregate principal amount of a series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series or a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under the Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes will be issued in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and are transferable and exchangeable at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and in the manner and subject to the limitations provided in the Indenture.

The Notes are redeemable prior to maturity at the Company’s option, at any time in whole or from time to time in part, by paying a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 10 basis points, plus accrued and unpaid interest up to the date of redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the Notes.

For the purposes of determining the redemption price, “Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date. “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time. “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date. As used in the immediately preceding sentence and in the definition of “Treasury Rate” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close. “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[        ]. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT B

GLOBAL SECURITY

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ALPHABET INC.

3.375% Notes due 2024

INITIAL PRINCIPAL AMOUNT: $

CUSIP:

No.: R-[1][2]

ALPHABET INC., a Delaware corporation (the “Company”, which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, the principal sum of [        ] ($[        ]) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on February 25, 2024, in the coin or currency of the United States, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for on the existing 3.375% Notes due 2024 issued by Google Inc. on February 25, 2014, or, if no interest has been paid or duly provided for, from and including February 25, 2014, semi-annually in arrears on February 25 and August 25 of each year, beginning on [February][August] 25, 2016 on said principal sum at said office or agency, in like coin or currency, at the rate of 3.375% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate on any overdue principal and premium and on any overdue installment of interest; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Register or by wire transfer as provided in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be February 10 or August 10 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, ALPHABET INC. has caused this Note to be duly executed.

ALPHABET INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:

REVERSE OF NOTE

ALPHABET INC.

3.375% Notes due 2024

This Note is one of a duly authorized issue of securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of February 12, 2016 (the “Base Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee) as amended, supplemented, or otherwise modified by the Supplemental Indenture No. 1 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of [        ], 2016, between the Company and the Trustee, to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 3.375% Notes due 2024 of the Company, limited in aggregate principal amount to $[        ]; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for the issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Securities shall be issued under one or more separate CUSIP numbers unless: (i) the additional Securities and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes; (ii) the additional Securities are issued pursuant to a “qualified reopening” of the outstanding notes of the original series for U.S. federal income tax purposes; or (iii) the additional Securities are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes.

Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

In case an Event of Default (as defined in the Indenture) with respect to the 3.375% Notes due 2024 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected with the written consent of the Holders of a majority in principal amount of the Outstanding Securities of such series affected by such amendment voting separately; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment may not: (i) extend the Stated Maturity of the principal of, or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of the Holder’s right to convert or exchange any Security as may be provided in the Indenture; (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults hereunder and their consequences provided for in the Indenture; (iii) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (iv) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

It is also provided in the Indenture that, subject to certain conditions and exceptions, the Holders of a majority in aggregate principal amount of a series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series or a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under the Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes will be issued in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and are transferable and exchangeable at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and in the manner and subject to the limitations provided in the Indenture.

The Notes are redeemable prior to maturity at the Company’s option, at any time in whole or from time to time in part, by paying a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 10 basis points, plus accrued and unpaid interest up to the date of redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the Notes.

For the purposes of determining the redemption price, “Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date. “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time. “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date. As used in the immediately preceding sentence and in the definition of “Treasury Rate” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close. “Reference Treasury Dealer” means (1) each of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto [PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                          Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[        ]. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee